EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, Maureen K. Usifer, Chief Financial Officer, hereby certify that, based on my knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Maureen K. Usifer
Name:	Maureen K. Usifer
Title:	Chief Financial Officer

Dated: May 12, 2004